IMMEDIATE RELEASE

TOWNSQUARE BEATS Q2 ADJUSTED EBITDA GUIDE
AS ADJUSTED EBITDA EXCLUDING POLITICAL INCREASES +4% YOY

Digital Represents 55% of 1H’25 Net Revenue and 56% of 1H’25 Segment Profit
Repurchased $10 Million of Debt in Q2’25 and $13 Million of Debt Since the February 2025 Refinancing

Purchase, NY – August 6, 2025 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the second quarter ended June 30, 2025.

“I am pleased to share that Townsquare’s second quarter results met or exceeded our previously issued guidance. Due to our robust local presence and holistic set of local and digital marketing solutions available to our local clients, we were able to navigate revenue pressures caused by April’s Liberation Day and achieve our total net revenue guidance, while continuing to thoughtfully manage our expense base and deliver Adjusted EBITDA above our second quarter guidance. In the second quarter, net revenue decreased -1.6% year-over-year excluding political, and -2.3% in total, meeting our guidance, and Adjusted EBITDA increased +3.8% year-over-year excluding political, and +0.7% in total, exceeding our guidance. In addition, our second quarter net income improved by $50.9 million year-over-year to $2.0 million,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Digital is and will continue to be Townsquare’s growth engine, and we believe Townsquare’s ability to drive profitable, sustainable digital growth is a key differentiator for our Company. In the first six months of 2025, Townsquare’s total Digital net revenue increased +4.1% year-over-year, with growth in each of our Digital segments (Digital Advertising net revenue increased +4.8% and Subscription Digital Marketing Solutions net revenue increased +2.8%). In addition, our Digital segments delivered strong Segment Profit growth in the first six months of 2025, which increased +9.4% in total as compared to the prior year, operating at a 27% profit margin. In total, Digital represented 55% of our total net revenue and 56% of our total Segment Profit in the first half of the year.”

Mr. Wilson continued, “We are proud that our business model gives us the ability to deliver solid and consistent results, while also producing strong cash flow, which we have been applying towards organic investment in our business and debt paydown, and which we will continue to do for the remainder of the year. Due to our strong cash generation and successful refinancing earlier this year, we retain financial flexibility moving forward and we are confident in our ability to build shareholder value for our investors through long-term net revenue, Adjusted EBITDA and cash flow growth, net leverage reduction, and future dividend payments,” concluded Mr. Wilson.

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.20 per share. The dividend will be payable on November 3, 2025 to shareholders of record as of the close of business on October 27, 2025. As of the last closing price that reflects a dividend yield of approximately 12%.

Segment Reporting
We have three reportable operating segments, Digital Advertising, Subscription Digital Marketing Solutions, and Broadcast Advertising. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our digital programmatic advertising platform and our owned and operated digital properties, and our first party data digital management platform. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Second Quarter Results*
•As compared to the second quarter of 2024:
•Net revenue decreased 2.3%, and 1.6% excluding political
•Net income (loss) increased $50.9 million from net loss of $48.9 million to net income of $2.0 million

•Adjusted EBITDA increased 0.7%
•Total Digital net revenue increased 2.1%
•Digital Advertising net revenue increased 2.4%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue increased 1.4%
•Total Digital Segment Profit increased 4.3%
•Digital Advertising Segment Profit decreased 1.0%
•Subscription Digital Marketing Solutions Segment Profit increased 15.2%
•Broadcast Advertising net revenue decreased 9.2%, and 7.8% excluding political
•Net income per diluted share was $0.09 and Adjusted Net Income per diluted share was $0.22
•Repaid $9.9 million of our Senior Secured Credit Facility, including $7.0 million of the Revolver and $2.9 million of Term Loan

Year-to-Date Highlights*
•As compared to the six months ended June 30, 2024:
•Net revenue decreased 1.7%, and 1.1% excluding political
•Net income (loss) increased $47.8 million from net loss of $47.3 million to net income of $0.5 million
•Adjusted EBITDA increased 1.8%
•Total Digital net revenue increased 4.1%
•Digital Advertising net revenue increased 4.8%
•Subscription Digital Marketing Solutions net revenue increased 2.8%
•Total Digital Segment Profit increased 9.4%
•Digital Advertising Segment Profit increased 4.1%
•Subscription Digital Marketing Solutions Segment Profit increased 18.6%
•Broadcast Advertising net revenue decreased 9.2%, and 8.0%, excluding political
•Entered into a five-year $490 million Credit Agreement, including a $470 million Senior Secured Term Loan Facility and a $20 million Revolving Credit Facility
•Redeemed all of the Company’s outstanding 2026 Senior Secured Notes of $467.4 million
•Repaid $12.9 million of our Senior Secured Credit Facility, including $10.0 million of the Revolver and $2.9 million of Term Loan
*See below for discussion of non-GAAP measures.

Guidance
For the third quarter of 2025, net revenue is expected to be between $106.5 million and $108.5 million, and Adjusted EBITDA is expected to be between $22.0 million and $23.0 million.

For the full year 2025, net revenue is expected to be between $435 million and $440 million, and Adjusted EBITDA is expected to be between $90 million and $94 million, both within our original guidance ranges.

Quarter Ended June 30, 2025 Compared to the Quarter Ended June 30, 2024

Net Revenue
Net revenue for the three months ended June 30, 2025 decreased $2.8 million, or 2.3%, to $115.4 million as compared to $118.2 million in the same period in 2024. Broadcast Advertising net revenue decreased $4.9 million, or 9.2%, as compared to the second quarter of 2024, due to decreases in the purchases of advertising by our clients. This decrease was partially offset by an increase in Digital Advertising net revenue of $1.0 million, or 2.4%, and a $0.3 million, or 1.4%, increase in Subscription Digital Marketing Solutions net revenue, each as compared to the same period in 2024, due to purchases of new advertising, and an increase in Other net revenue of $0.9 million, or 19.9%, due to the performance of certain events.

Excluding political revenue of $0.6 million and $1.5 million for the three months ended June 30, 2025 and 2024, respectively, net revenue decreased $1.9 million, or 1.6%, to $114.9 million, Broadcast Advertising net revenue decreased $4.1 million, or 7.8%, to $48.2 million, and Digital Advertising net revenue increased $1.1 million, or 2.5%, to $42.4 million.

Net Income (Loss)
For the three months ended June 30, 2025, we reported net income of $2.0 million, an increase of $50.9 million as compared to net loss of $48.9 million in the same period last year. The increase was due to a $31.1 million decrease in non-cash impairment charges, a $5.9 million increase in gain on sale and retirement of assets and a $4.5 million decrease in stock-based compensation, partially offset by a $3.4 million increase in interest expense. Adjusted Net Income increased 55.9%, or $1.3 million to $3.6 million, as compared to Adjusted Net Income of $2.3 million for the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the three months ended June 30, 2025 increased $0.2 million, or 0.7%, to $26.4 million, as compared to $26.2 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $1.0 million, or 3.8%, to $25.9 million, as compared to $25.0 million in the same period last year.

Six Months Ended June 30, 2025 Compared to the Six Months Ended June 30, 2024

Net Revenue
Net revenue for the six months ended June 30, 2025, decreased $3.7 million, or 1.7%, to $214.1 million as compared to $217.9 million in the same period in 2024. Broadcast Advertising net revenue decreased $9.1 million, or 9.2%, due to decreases in the purchases of advertising by our clients. This decrease was partially offset by an increase in Digital Advertising net revenue of $3.6 million, or 4.8%, an increase in Subscription Digital Marketing Solutions net revenue of $1.0 million, or 2.8%, and an increase in Other net revenue of $0.7 million, or 11.5%, each as compared to the same period a year ago.

Excluding political revenue of $1.1 million and $2.5 million for the six months ended June 30, 2025 and 2024, respectively, net revenue decreased $2.3 million, or 1.1% to $213.0 million, Broadcast Advertising net revenue decreased $7.8 million, or 8.0%, to $89.0 million, and Digital Advertising net revenue increased $3.7 million, or 4.9%, to $79.1 million.

Net Income (Loss)
For the six months ended June 30, 2025, we reported net income of $0.5 million, an increase of $47.8 million as compared to a net loss of $47.3 million in the same period last year. The increase was due to a $32.8 million decrease in non-cash impairment charges, a $5.9 million increase in gain on sale and retirement of assets and a $3.2 million decrease in stock-based compensation. These increases in operating income were partially offset by a $4.8 million decrease in other income (loss) primarily due to a $4.0 million gain on the third-party acquisition of an investee in 2024, a $4.6 million increase in interest expense, and a $1.5 million loss on the early repayment of our 2026 Notes in February 2025. Adjusted Net Income is $2.8 million for both periods.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2025 increased $0.8 million, or 1.8% to $44.6 million, as compared to $43.8 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $2.0 million, or 4.8%, to $43.6 million, as compared to $41.6 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2025, we had a total of $3.2 million of cash and cash equivalents and $467.1 million of outstanding indebtedness, representing 4.62x and 4.58x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended June 30, 2025, of $101.2 million.

The table below presents a summary, as of August 1, 2025, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	15,130,156	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	16,445,452
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2025 financial results and 2025 guidance on Wednesday, August 6, 2025 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare.” A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through August 13, 2025. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1173163. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital and broadcast media and digital marketing solutions company principally focused outside the top 50 markets in the U.S. Townsquare Ignite, our robust digital advertising division, specializes in helping businesses of all sizes connect with their target audience through data-driven, results based strategies, by utilizing a) our proprietary digital programmatic advertising technology stack with an in-house demand and data management platform and b) our owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data. Townsquare Interactive, our subscription digital marketing services business, partners with SMBs to help manage their digital presence by providing a SAAS business management platform, website design, creation and hosting, search engine optimization and other digital services. And through our portfolio of local radio stations strategically situated outside the Top 50 markets in the United States, we provide effective advertising solutions for our clients and relevant local content for our audiences. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk

Factors” in our 2024 Annual Report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on March 17, 2025, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, (gain) loss on repurchases and extinguishment of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net (gain) loss on sale and retirement of assets and other expense (income), net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, gains on sale of investments, change in fair value of investment, net (gain) loss on sale and retirement of assets, loss (gain) on extinguishment and repurchases of debt and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of June 30, 2025, divided by our Adjusted EBITDA for the twelve months ended June 30, 2025. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or nonrecurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of loss (gain) on extinguishment and repurchases of debt, transaction costs, net (gain) loss on sale and retirement of assets and investments, business realignment costs and impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$3,183	$32,990
Accounts receivable, net of allowance for credit losses of $3,756 and $3,924, respectively	59,752	60,635
Prepaid expenses and other current assets	13,965	11,822
Total current assets	76,900	105,447
Property and equipment, net	110,273	110,269
Intangible assets, net	158,846	162,156
Goodwill	152,903	152,903
Investments	725	725
Operating lease right-of-use assets	45,191	48,322
Other assets	568	592
Restricted cash	323	—
Total assets	$545,729	$580,414
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,931	$4,451
Current portion of long-term debt	11,750	—
Deferred revenue	8,611	9,899
Accrued compensation and benefits	8,758	12,903
Accrued expenses and other current liabilities	26,398	26,572
Operating lease liabilities, current	8,153	9,026
Accrued interest	4,983	13,405
Total current liabilities	78,584	76,256
Long-term debt, net of discount and deferred finance costs of $27,342 and $1,680, respectively	427,971	465,756
Deferred tax liability	15,401	12,500
Operating lease liability, net of current portion	42,207	44,177
Other long-term liabilities	8,658	10,167
Total liabilities	572,821	608,856
Stockholders’ deficit:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 16,003,264 and 15,386,219 shares issued and outstanding, respectively	160	154
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 500,000 shares issued and outstanding, respectively	5	5
Total common stock	173	167
Treasury stock, at cost; 965,399 and 965,399 shares of Class A common stock, respectively	(11,203)	(11,203)
Additional paid-in capital	316,168	307,000
Accumulated deficit	(335,257)	(327,819)
Non-controlling interest	3,027	3,413
Total stockholders’ deficit	(27,092)	(28,442)
Total liabilities and stockholders’ deficit	$545,729	$580,414

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$115,448	$118,225	$214,123	$217,858
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	82,829	85,512	158,645	162,407
Depreciation and amortization	4,558	5,014	8,973	9,949
Corporate expenses	6,198	6,482	10,920	11,699
Stock-based compensation	3,790	8,325	7,978	11,195
Transaction and business realignment costs	1,389	1,594	3,827	3,038
Impairment of intangible assets, investments, goodwill and long-lived assets	1,500	32,638	1,500	34,256
Net (gain) loss on sale and retirement of assets	(5,866)	30	(5,903)	44
Total operating costs and expenses	94,398	139,595	185,940	232,588
Operating income (loss)	21,050	(21,370)	28,183	(14,730)
Other expense (income):
Interest expense, net	12,652	9,212	22,891	18,243
(Gain) loss on repurchases and extinguishment of debt	—	(3)	1,452	(3)
Other expense (income), net	100	(546)	91	(4,697)
Income (loss) from operations before tax	8,298	(30,033)	3,749	(28,273)
Income tax provision	6,289	18,825	3,251	19,032
Net income (loss)	$2,009	$(48,858)	$498	$(47,305)

Net income (loss) attributable to:
Controlling interests	$1,567	$(49,244)	$(415)	$(48,108)
Non-controlling interests	442	386	913	803
Net income (loss)	$2,009	$(48,858)	$498	$(47,305)

Basic income (loss) per share	$0.10	$(3.26)	$(0.03)	$(3.04)

Diluted income (loss) per share	$0.09	$(3.26)	$(0.03)	$(3.04)

Weighted average shares outstanding:
Basic	16,225	15,097	16,057	15,829
Diluted	16,509	15,097	16,057	15,829

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$498	$(47,305)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,973	9,949
Amortization of debt discount and deferred financing costs	2,011	990
Non-cash lease income	(849)	(248)
Net deferred taxes and other	2,901	18,635
Allowance for credit losses	1,869	2,686
Stock-based compensation expense	7,978	11,195
Loss (gain) on extinguishment and repurchase of debt	1,452	(3)
Trade and barter activity, net	(267)	(575)
Impairment of intangible assets, investments, goodwill and long-lived assets	1,500	34,256
Net (gain) loss on sale and retirement of assets	(5,903)	44
Gain on sale of investment	—	(4,009)
Unrealized gain on investment	—	(202)
Amortization of content rights	739	2,445
Change in content rights liabilities	(833)	(2,464)
Other	1,391	2,150
Changes in assets and liabilities:
Accounts receivable	(860)	(2,857)
Prepaid expenses and other assets	(1,762)	(527)
Accounts payable	5,399	(365)
Accrued expenses	(5,892)	(12,778)
Accrued interest	(8,422)	(377)
Other long-term liabilities	206	44
Net cash provided by operating activities	10,129	10,684
Cash flows from investing activities:
Purchases of property and equipment	(8,265)	(8,679)
Net proceeds from sale of assets and investment related transactions	6,349	4,408
Proceeds from insurance recoveries	10	278
Net cash used in investing activities	(1,906)	(3,993)
Cash flows from financing activities:
Repayment and repurchases of 2026 Notes	(467,436)	(13,589)
Proceeds from Term Loan	446,400	—
Repayment of Term Loan	(2,938)	—
Deferred financing costs	(4,676)	—
Borrowings under the revolving credit facility	10,000	—
Repayment of borrowings under the revolving credit facility	(10,000)	—
Dividend payments	(6,558)	(6,256)
Proceeds from stock options exercised	691	4,773
Shares withheld in lieu of employee tax withholding	(1,475)	(35)
Withholdings for shares issued under the ESPP	289	403
Repurchases of stock	—	(22,133)
Cash distribution to non-controlling interests	(1,299)	(1,300)
Repayments of capitalized obligations	(705)	(1,085)
Net cash used in financing activities	(37,707)	(39,222)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(29,484)	(32,531)
Beginning of period	32,990	61,549
End of period	$3,506	$29,018

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$29,340	$18,244
Income taxes	785	684

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,519	$3,174
Accrued financing costs	849	—
Property and equipment acquired in exchange for advertising(1)	522	587
Accrued capital expenditures	212	124

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$6,110	$6,094
Right-of-use assets obtained in exchange for operating lease obligations	1,899	3,524

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$3,183	$28,511
Restricted cash	323	507
	$3,506	$29,018
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the six months ended June 30, 2025 and 2024, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$42,538	$41,524	2.4%	$79,289	$75,680	4.8%
Subscription Digital Marketing Solutions	18,767	18,515	1.4%	37,789	36,768	2.8%
Broadcast Advertising	48,684	53,633	(9.2)%	89,999	99,088	(9.2)%
Other	5,459	4,553	19.9%	7,046	6,322	11.5%
Net revenue	115,448	118,225	(2.3)%	214,123	217,858	(1.7)%
Digital Advertising expenses	31,641	30,515	3.7%	60,492	57,615	5.0%
Subscription Digital Marketing Solutions Expenses	12,524	13,098	(4.4)%	25,370	26,295	(3.5)%
Broadcast Advertising expenses	34,007	37,612	(9.6)%	66,950	72,882	(8.1)%
Other expenses	4,657	4,287	8.6%	5,833	5,615	3.9%
Direct operating expenses	82,829	85,512	(3.1)%	158,645	162,407	(2.3)%
Depreciation and amortization	4,558	5,014	(9.1)%	8,973	9,949	(9.8)%
Corporate expenses	6,198	6,482	(4.4)%	10,920	11,699	(6.7)%
Stock-based compensation	3,790	8,325	(54.5)%	7,978	11,195	(28.7)%
Transaction and business realignment costs	1,389	1,594	(12.9)%	3,827	3,038	26.0%
Impairment of intangible assets, investments, goodwill and long-lived assets	1,500	32,638	(95.4)%	1,500	34,256	(95.6)%
Net (gain) loss on sale and retirement of assets	(5,866)	30	**	(5,903)	44	**
Total operating costs and expenses	94,398	139,595	(32.4)%	185,940	232,588	(20.1)%
Operating income (loss)	21,050	(21,370)	**	28,183	(14,730)	**
Other expense (income):
Interest expense, net	12,652	9,212	37.3%	22,891	18,243	25.5%
(Gain) loss on repurchases and extinguishment of debt	—	(3)	(100.0)%	1,452	(3)	**
Other expense (income), net	100	(546)	**	91	(4,697)	**
Income (loss) from operations before tax	8,298	(30,033)	**	3,749	(28,273)	**
Income tax provision	6,289	18,825	66.6%	3,251	19,032	82.9%
Net income (loss)	$2,009	$(48,858)	**	$498	$(47,305)	**
** not meaningful

The following table presents Net revenue by segment and Segment Profit, for the three and six months ended June 30, 2025, and 2024, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$42,538	$41,524	2.4%	$79,289	$75,680	4.8%
Subscription Digital Marketing Solutions	18,767	18,515	1.4%	37,789	36,768	2.8%
Digital	61,305	60,039	2.1%	117,078	112,448	4.1%
Broadcast Advertising	48,684	53,633	(9.2)%	89,999	99,088	(9.2)%
Other	5,459	4,553	19.9%	7,046	6,322	11.5%
Net revenue	$115,448	$118,225	(2.3)%	$214,123	$217,858	(1.7)%
Digital Advertising	$10,897	$11,009	(1.0)%	$18,797	$18,065	4.1%
Subscription Digital Marketing Solutions	6,243	5,417	15.2%	12,419	10,473	18.6%
Digital	17,140	16,426	4.3%	31,216	28,538	9.4%
Broadcast Advertising	14,677	16,021	(8.4)%	23,049	26,206	(12.0)%
Other	802	266	201.5%	1,213	707	71.6%
Segment Profit	$32,619	$32,713	(0.3)%	$55,478	$55,451	0.0%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and six months ended June 30, 2025, and 2024, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$42,538	$41,524	2.4%	$79,289	$75,680	4.8%
Subscription Digital Marketing Solutions	18,767	18,515	1.4%	37,789	36,768	2.8%
Digital	61,305	60,039	2.1%	117,078	112,448	4.1%
Broadcast Advertising	48,684	53,633	(9.2)%	89,999	99,088	(9.2)%
Other	5,459	4,553	19.9%	7,046	6,322	11.5%
Net revenue	$115,448	$118,225	(2.3)%	$214,123	$217,858	(1.7)%
Digital Advertising political revenue	109	147	(25.9)%	158	219	(27.9)%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Broadcast Advertising political revenue	447	1,312	(65.9)%	965	2,300	(58.0)%
Other political revenue	—	—	—	—	—	—
Political revenue	$556	$1,459	(61.9)%	$1,123	$2,519	(55.4)%
Digital Advertising net revenue (ex. political)	42,429	41,377	2.5%	79,131	75,461	4.9%
Subscription Digital Marketing Solutions net revenue (ex. political)	18,767	18,515	1.4%	37,789	36,768	2.8%
Digital net revenue (ex. political)	61,196	59,892	2.2%	116,920	112,229	4.2%
Broadcast Advertising political net revenue (ex. political)	48,237	52,321	(7.8)%	89,034	96,788	(8.0)%
Other net revenue (ex. political)	5,459	4,553	19.9%	7,046	6,322	11.5%
Net revenue (ex. political)	$114,892	$116,766	(1.6)%	$213,000	$215,339	(1.1)%

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net income for the three and six months ended June 30, 2025, and 2024, respectively (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2025	2024	2025	2024
Net income (loss)	$2,009	$(48,858)	$498	$(47,305)
Income tax provision	6,289	18,825	3,251	19,032
Income (loss) from operations before taxes	8,298	(30,033)	3,749	(28,273)
Transaction and business realignment costs	1,389	1,594	3,827	3,038
Impairment of intangible and long-lived assets	1,500	32,638	1,500	34,256
Net (gain) loss on sale and retirement of assets	(5,866)	30	(5,903)	44
(Gain) loss on repurchases and extinguishment of debt	—	(3)	1,452	(3)
Gain on sale of investment	—	—	—	(4,009)
Change in fair value of investment	—	(434)	—	(202)
Gain on insurance recoveries	(6)	(278)	(10)	(278)
Net income attributable to non-controlling interest, net of income taxes	(442)	(386)	(913)	(803)
Adjusted net income before income taxes	4,873	3,128	3,702	3,770
Income tax provision (1)	1,235	794	938	957
Adjusted Net Income	$3,638	$2,334	$2,764	$2,813

Adjusted Net Income Per Share:
Basic	$0.22	$0.15	$0.17	$0.18
Diluted	$0.22	$0.14	$0.17	$0.16

Weighted average shares outstanding:
Basic	16,225	15,097	16,057	15,829
Diluted	16,509	17,282	16,689	17,998
(1) Income tax provision for the three and six months ended June 30, 2025 and 2024, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2025, and 2024, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2025	2024	2025	2024
Net income (loss)	$2,009	$(48,858)	$498	$(47,305)
Income tax provision	6,289	18,825	3,251	19,032
Interest expense, net	12,652	9,212	22,891	18,243
(Gain) loss on repurchases and extinguishment of debt	—	(3)	1,452	(3)
Depreciation and amortization	4,558	5,014	8,973	9,949
Stock-based compensation	3,790	8,325	7,978	11,195
Transaction and business realignment costs	1,389	1,594	3,827	3,038
Impairment of intangible and long-lived assets	1,500	32,638	1,500	34,256
Other (a)	(5,766)	(516)	(5,812)	(4,653)
Adjusted EBITDA	$26,421	$26,231	$44,558	$43,752
Political Adjusted EBITDA	(473)	(1,240)	(955)	(2,141)
Adjusted EBITDA (Excluding Political)	$25,948	$24,991	$43,603	$41,611
Political Adjusted EBITDA	473	1,240	955	2,141
Net cash paid for interest	(11,381)	(606)	(29,340)	(18,244)
Capital expenditures	(3,790)	(4,251)	(8,265)	(8,679)
Cash paid for taxes	(729)	(672)	(785)	(684)
Adjusted EBITDA Less Interest, Capex and Taxes	$10,521	$20,702	$6,168	$16,145
(a) Other includes net (gain) loss on sale and retirement of assets and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2025 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	June 30, 2025
Net income (loss)	$11,336	$25,041	$(1,511)	$2,009	$36,875
Income tax (benefit) provision	(5,129)	(12,596)	(3,038)	6,289	(14,474)
Interest expense, net	9,175	8,808	10,239	12,652	40,874
(Gain) loss on repurchases and extinguishment of debt	(8)	57	1,452	—	1,501
Depreciation and amortization	4,947	4,771	4,415	4,558	18,691
Stock-based compensation	2,867	3,109	4,188	3,790	13,954
Transaction and business realignment costs	645	1,222	2,438	1,389	5,694
Impairment of intangible assets, investments, goodwill and long-lived assets	2,008	1,450	—	1,500	4,958
Other (a)	(387)	(683)	(46)	(5,766)	(6,882)
Adjusted EBITDA	$25,454	$31,179	$18,137	$26,421	$101,191
(a) Other includes net (gain) loss on sale and retirement of assets and other (income) expense, net.

The following tables provide the calculation of Segment Profit for the three months ended June 30, 2025, and 2024 (in thousands). Segment Profit represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Three Months Ended June 30, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$42,538	$18,767	$48,684	$5,459	$115,448
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	31,641	12,524	34,007	4,657	82,829
Segment Profit	$10,897	$6,243	$14,677	$802	$32,619

	Three Months Ended June 30, 2024
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$41,524	$18,515	$53,633	$4,553	$118,225
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	30,515	13,098	37,612	4,287	85,512
Segment Profit	$11,009	$5,417	$16,021	$266	$32,713

The following tables provide the calculation of Segment Profit for the six months ended June 30, 2025, and 2024 (in thousands). Segment Profit represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Six Months Ended June 30, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$79,289	$37,789	$89,999	$7,046	$214,123
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	60,492	25,370	66,950	5,833	158,645
Segment Profit	$18,797	$12,419	$23,049	$1,213	$55,478

	Six Months Ended June 30, 2024
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$75,680	$36,768	$99,088	$6,322	$217,858
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	57,615	26,295	72,882	5,615	162,407
Segment Profit	$18,065	$10,473	$26,206	$707	$55,451